Ex-99.CERT

          CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY
                                  ACT OF 2002

I, Lilli Gust, Principal Executive Officer of The Primary Income Funds, Inc., certify to my knowledge that:

1. The N-CSR of the registrant for the period ended December 31, 2003 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

s/ Lilli Gust
---------------------------
Lilli Gust
Principal Executive Officer
February 27, 2004


I, Lilli Gust, Principal Financial Officer of The Primary Income Funds, Inc., certify to my knowledge that:

1. The N-CSR of the registrant for the period ended December 31, 2003 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.


s/ Lilli Gust
---------------------------
Lilli Gust
Principal Financial Officer
February 27, 2004

A signed original of this written statement required by Section 906 has been provided to The Primary Income Funds, Inc. and will be retained by The Primary Income Funds, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.